Exhibit 10.8

Verso Paper Investments, LP

February 16, 2007

Michael A. Jackson

6775 Lenox Court Center

Memphis, TN 38115

Dear Mr. Jackson:

Reference is made to (i) that certain Limited Partnership Agreement (the “Partnership Agreement”) of Verso Paper Management LP (formerly known as CMP Management LP, the “Partnership”), dated as of November 1, 2006, by and among Verso Paper Investments LP, a Delaware limited partnership (formerly known as CMP Investments LP, “Verso Paper Investments”), as the General Partner and as a Limited Partner, and the Management Limited Partners, each as a Limited Partner (each as defined in the Partnership Agreement), (ii) that certain Employment Agreement (the “Employment Agreement”), effective as of November 20, 2006, by and between you and Verso Paper Holdings, LLC, and (iii) that certain letter agreement by and between you and the Partnership, dated as of November 16, 2006 (the “Prior Letter Agreement”), relating to certain additional terms and conditions under which you subscribe for and acquire from the Partnership, and the Partnership issues to you, certain Units. The parties hereto agree to amend and restate the Prior Letter Agreement, as hereinafter provided.

This letter agreement (the “Letter Agreement”) sets forth the understanding between you and the Partnership regarding additional terms and conditions under which you will subscribe for and acquire from the Partnership, and the Partnership will issue to you, certain Units in the amounts set forth on Exhibit A to the Partnership Agreement. Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed to them in Article II of the Partnership Agreement.

Notwithstanding anything to the contrary in the Partnership Agreement:

1. Definition of Applicable Percentage. With respect to any Units acquired by you on or prior to the date hereof, solely for purposes of the definition of “Applicable Percentage” in Section 2.13 of the Partnership Agreement, any reference to the anniversary of the Sale Date shall instead be a reference to the anniversary of August 1, 2006.

2. Transfers following an Initial Public Offering. Section 8.1.2 of the Partnership Agreement shall be replaced in its entirety as follows:

“8.1.2 Following the first anniversary of an Initial Public Offering and the expiration of any underwriter or Partnership “lock-up” agreement to which a Management Limited Partner is bound applicable to such Initial Public Offering, each Management Limited Partner may only Transfer its Units pursuant to (i) a Permitted Transfer, (ii) a Transfer in accordance with Article XII hereof or (iii) a Transfer conducted in accordance with the requirements of Rule 144 promulgated under the 1933

Act and in compliance with all applicable Partnership policies with respect to such rule (including any “blackout periods”).”

3. Unit Purchase Price Upon Termination for Good Reason. For purposes of Section 8.2 of the Partnership Agreement, your termination of employment pursuant to Section 4(a)(v) of the Employment Agreement (Resignation for Good Reason) shall be deemed a Termination Event specified in Section 8.2.1(b) of the Partnership Agreement. For the avoidance of doubt, in the event of such a termination of employment, the applicable purchase price for your Units shall be as set forth in Section 8.2.3(a) of the Partnership Agreement.

For the avoidance of doubt, this Letter Agreement and the Partnership Agreement constitute the entire agreement between you and the Company with respect to the subject matter described herein. Except as otherwise set forth herein, the terms of the Partnership Agreement shall continue in full force and effect after the date hereof.

* * * * *

[Signature page follows]

Please indicate your acceptance of the terms and provisions of this Letter Agreement by signing both copies of this Letter Agreement and returning one copy to the General Partner. The other copy is for your files. By signing below, you acknowledge and agree that you have carefully read this Letter Agreement (along with all other agreements referenced herein, including without limitation, the Partnership Agreement and the Employment Agreement) in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it be final and legally binding on you, the Partnership and all other interested parties. This Letter Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

GENERAL PARTNER VERSO PAPER INVESTMENTS LP

By:	/s/ Scott Kleinman
Name: Scott Kleinman
Title:

LIMITED PARTNER VERSO PAPER INVESTMENTS LP

By:	/s/ Scott Kleinman
Name: Scott Kleinman
Title:

Agreed and acknowledged as of the date first above written:

/s/ Mike Jackson
Mike Jackson

Side Letter to Limited Partnership Agreement of Verso Paper Management LP